Exhibit 9(d)
                                                      Form of
                                       AMENDMENT TO ADMINISTRATION AGREEMENT


     THIS AMENDMENT dated as of _________, 1997 (the "Amendment") is made to the Administration Agreement, dated as of the 1st day of May, 1995, (the "Agreement") between ST. CLAIR FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG").

         The Company and FDISG agree that the Agreement shall, as of the date first written above, be amended as follows:

     1. The Fee Schedule of the Agreement shall be deleted in its entirety and the Fee Schedule attached hereto shall be substituted in its place; and

     2. Schedule A to the Agreement shall be deleted in its entirety and Schedule A attached hereto shall be substituted in its place.

         In all other respects, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


ST. CLAIR FUNDS, INC.


By:  _____________________________
Title:_____________________________

FIRST DATA INVESTOR SERVICES GROUP, INC.


By:  _____________________________
Title:_____________________________




                                           FEE SCHEDULE FOR
                                           ADMINISTRATION AND
                                        FUND ACCOUNTING SERVICES

Liquidity Plus Money Market Fund

     A. FEES FOR ADMINISTRATION SERVICES -- (Fund Administration and Fund Accounting)

                  The following annual Fund Administration fees apply:

     .12% of the first $2.8 billion of the average daily net assets of the Companies (as defined below); and

     .105% of the next $2.2 billion of the Companies' average daily net assets; and

     .10% of the Companies' average daily net assets over $5 billion.

     "Companies" shall include The Munder Funds Trust, the Liquidity Plus Money Market Fund of St. Clair Funds, Inc., The Munder Funds, Inc. (other than the Munder All-Season Maintenance Fund, All-Season Accumulation Fund, All-Season Development Fund and Munder Financial Services Fund) and The Munder Framlington Funds Trust.

         B.       MINIMUM FEES

         For Fund Administration Services, a minimum fee of $1.2 million per annum will apply in the aggregate for all funds of the Companies.

Munder S&P 500 Index Equity Fund, Munder S&P MidCap Index Equity Fund, Munder S&P SmallCap Index Equity Fund, Munder Foreign Equity Fund and Munder Aggregate Bond Index Fund (the "Variable Annuity
Funds")

     A. FEES FOR ADMINISTRATION SERVICES -- (Fund Administration and Fund Accounting)

         The following annual Fund Administration fees apply:

         [TO BE DETERMINED]

Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, Munder Institutional S&P SmallCap Index Equity Fund, Munder Institutional Short Term Treasury Fund and Munder Institutional Money Market Fund (the "Institutional Funds")

     A. FEES FOR ADMINISTRATION SERVICES -- (Fund Administration and Fund Accounting)

         The following annual Fund Administration fees apply:

                  $20,000 per Institutional Fund plus:

                  .01%  of  the  first  billion  of  the  Institutional   Funds'
                  aggregate net assets; and .005% of the Institutional Funds' aggregate net assets in excess of $1.0 billion; plus the lesser of .005% of the Institutional Funds' aggregate net assets or $150,000.

                                               SCHEDULE A


                                                 FUNDS

                                    Liquidity Plus Money Market Fund
                                    Munder S&P 500 Index Equity Fund
                                  Munder S&P MidCap Index Equity Fund
                                 Munder S&P SmallCap Index Equity Fund
                                       Munder Foreign Equity Fund
                                    Munder Aggregate Bond Index Fund
                             Munder Institutional S&P 500 Index Equity Fund
                           Munder Institutional S&P MidCap Index Equity Fund
                          Munder Institutional S&P SmallCap Index Equity Fund
                             Munder Institutional Short Term Treasury Fund
                                 Munder Institutional Money Market Fund